EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 2, 1999, with respect to the consolidated financial statements of American Resources Offshore, Inc. incorporated in the Registration Statement (Form S-3) and related Prospectus of Blue Dolphin Energy Company for the registration of 4,853,942 shares of its common stock.

                                                      /s/ Ernst & Young LLP

New Orleans, Louisiana
June 5, 2000